Exhibit T3A.9

Registration Copy

Commerce Registry of Santiago

The undersigned Commerce Conservator certifies that the attached registration, corresponding to the company “Emeco Holdings South America SpA”, and enrolled under page 1399 number 794 of the Commerce Registry of Santiago of the year 2015, is according to its original.

Likewise, it certifies that at the margin of the referred registration there is no note or sub registration that certifies that the quota holders or shareholders, as the case may be, have put an end to the company by November 2, 2016.

Finally, it certifies that the referred registration does not have more marginal notes or sub registration than those indicated in the document.

The register rights corresponding to this copy ascend to the sum of $4.600.-

Santiago, November 3, 2016.

LV/VV *Nº794 CONSTITUCIÓN EMECO HOLDINGS SOUTH AMERICA SpA C: 9268141 *ID: 1481329 *FR: 285410	Santiago, January 7th, 2015. Upon request from Emeco Holdings South America SpA, I proceed to register the following: IVÁN TORREALBA ACEVEDO, Notary Public of the 33rd Notary’s Office of Santiago, domiciled at Huérfanos No 979. office No 501, Santiago, CERTIFY: By means of public deed dated today, before me, TASMAN BARRY DYKES, foreigners identity card No 24.521.709-9, who appears in representation of EMECO HOLDINGS LIMITED, a company incorporated and existing under the laws of Australia, Unique Tax No 59.179.000-K, both domiciled for these purposes at Nueva Tajamar No 481, north tower, 21st floor, commune of Las Condes, incorporated a stock company. Company name: “EMECO HOLDINGS SOUTH AMERICA SpA”. Company purpose: Investment and obtainment of incomes from every king of movable property, tangible or intangible and rights in every kind of societies, whether civil or commercial, national or foreign, communities or associations and in every class of movable titles or values, as well as provide services of financial consulting to national or foreign companies, related or not. Likewise, the company may sell every kind of movable goods, tangible or intangible, join other societies, modify them and assume the administration of them, and develop any other kind of activities that complement the company purpose. Company capital: USD$70.058.203,81 United States dollars, divided into 2.219 ordinary shares, nominative and without nominative value, which are subscribed and paid in the same act of the deed by means of the contribution of the 100% shares of which Emeco Holdings Limited owns in Enduro SpA. Domicile: City of Santiago, notwithstanding to be able to establish agencies or branches in other places of the country or abroad. Administration and use of the corporate name: It will corresponds to Tasman Barry Dykes, individually and severally, in the manner prescribed in the excerpted deed. Duration: 5 years from the date of incorporation, extendible in the terms prescribed in the excerpted deed. Santiago, December 29th, 2014. Iván Torrealba Acevedo. Notary Public. Electronic signature incorporated.- The excerpt matter of this registration, it is added at the end of the current term of Commerce.

Continuation of Margin Notes

Note Being viewed the deed that gave origin to the center registration, it is noted that in its Article 13th , it is stated that de administration of the company shall correspond to the designated administrator or administrators, which shall exercise it by a delegate or delegates designated by means of a public deed or private instrument duly authorized by a Notary and notarized, and registered at the margin of the company registration. Santiago, October 8, 2015. Luis Maldonado C.

Designation By means of a public deed dated September 7th, 2015, granted at the Notary Public’s Office of Patricio Zaldívar Mackenna, registered at page 76008 No 44371 of the year 2015, Gregory Paul Hawkins, Tasman Barry Dykes, Ralph MacMillan and Ian Testrow were designated as administrators. Santiago, October 8th, 2015. Luis Maldonado C.

Power of attorney By means of a public deed dated September 7th, 2015 granted at the Notary Public’s Office of Patricio Zaldívar Mackenna, registered at page 76008 No 44371 of the year 2015, a power of attorney was conferred to Gregory Paul Gregory Paul Hawkins, Tasman Barry Dykes, Ralph MacMillan and Ian Testrow who shall act with the capacities and in the terms indicated in the deed. Santiago, October 8th, 2015. Luis Maldonado C.